UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 24, 2019

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 2 – FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition.

On December 24, 2019, Body and Mind Inc. (the “Company”) issued a news release announcing its financial results for the first fiscal quarter ended October 31, 2019. The information regarding the financial results for the first fiscal ended October 31, 2019 of the Company contained in Item 7.01 below is responsive to this Item 2.02 and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On December 24, 2019, the Company issued a news release announcing its financial results for the first fiscal quarter ended October 31, 2019 and is providing shareholders with an operational update.

Q1 2020 Financial Summary (results expressed in $USD unless otherwise indicated):

•	Reported Q1 2020 revenue of $1.44 million, representing Nevada operations only;
•	Basic and Diluted loss per share of $0.01;
•	Q1 2020 revenue reported from Nevada operations only, income from Ohio treated as equity pickup. The Company anticipates consolidating revenue from ShowGrow Long Beach when local and state licenses to conduct medical and adult-use commercial cannabis retail operations are issued to NMG Long Beach LLC;
•	Inventory of $1.25 million as of October 31, 2019;
•	At October 31, 2019, BaM had $ 6.89 million in cash and $ 8.29 million in working capital surplus.

Operational Milestones for Q1 2020 and to Date:

California:

•	Completed a transition to the marijuana enforcement tracking reporting compliance (METRC) system through California subsidiary, NMG Long Beach. Transitioned ShowGrow Long Beach to a fully compliant METRC point of sale system by Weave;
•	Received a provisional Medicinal-Retailer License for San Diego location through subsidiary NMG San Diego LLC with Adult-use license application upcoming;
•	Subsidiary NMG Long Beach LLC submitted application for transfer of Long Beach Medicinal-Retailer and Adult-use recreation dispensary license to NMG Long Beach LLC;
•	Advanced fully-funded construction at the ShowGrow San Diego location by NMG San Diego, LLC, a subsidiary of BaM which is 60% owned;
•	Amended the management agreement for production operations at a licensed Cathedral City facility to transition to a brand director agreement;

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•	Received final testing and California packaging compliance certificates for Satellites Dip LLC’s Cathedral City facility and BaM’s products;
•	Satellites Dip, LLC began shipping BaM’s award-winning products to dispensaries in the state of California.

Nevada:

•	Completed Nevada office relocation and advanced fully-funded construction to expand production capabilities;

○	The new production facility is approximately 7,500 square feet and is near completion of drywalling. The new facility is anticipated to be operational in Q1 2020, pending license transfer from local and state authorities; and

•	BaM will introduce new mechanization and automation equipment to support expansion of the BaM product lines, SKU’s, and efficiencies.

Ohio:

•	Opened Clubhouse dispensary in Ohio, which is now fully operational and is currently 30% indirectly owned by BaM;
•	Entered into a definitive agreement to acquire the remaining 70% ownership subject to regulatory approval.

Arkansas:

•	Expanded into Arkansas with in-state partner, Comprehensive Care Group LLC, for a dispensary and fifty plant cultivation facility;
•	Advanced construction of the fully-funded medical marijuana dispensary in West Memphis, Arkansas and all pre-construction activities have been completed. Work in progress includes final HVAC, drywall;
•	The facility is anticipated to be approximately 10,000 square feet with roughly 7,000 square feet for cultivation and operations and 3,000 square feet for retail.

“We continue to expand BaM’s geographic footprint developing new, fully-funded facilities comprising retail, production and cultivation,” stated Michael Mills, President and Interim CEO of Body and Mind. “Our deep cannabis and development experience has been decisive in our success advancing production and cultivation capacity in Nevada, co-developing a new dispensary in Arkansas and developing the ShowGrow San Diego dispensary. The Company continues to execute on its growth strategy, including submitting new state license applications, upgrading and expanding existing assets, and evaluating attractive acquisition opportunities. We look forward to updating you on our continued progress throughout fiscal 2020.”

The unaudited consolidated interim financial statements for the quarter ended October 31, 2019 are available on SEDAR and EDGAR and should be read in connection with this news release.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated December 24, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: December 24, 2019	By:	/s/ Michael Mills
Michael Mills
President and Interim CEO

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